Exhibit 99.1

Chicken Soup for the Soul Entertainment Reports Q2 2020 Results

Rising viewership of Original & Exclusive content paired with continued momentum in Distribution and Production drives strong Q2

COS COB, CT – August 13, 2020 – Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE), one of the largest operators of streaming advertising-supported video-on-demand (AVOD) networks, today announced its financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Summary

•	Gross revenue of $13.9 million, compared to $12.2 million in the year-ago period
•	Net loss of $10.0 million compared to net loss of $5.9 million in the year-ago period; $9.0 million net loss before preferred dividends, compared to $5.1 million net loss before preferred dividends in the year-ago period.
•	Adjusted EBITDA was $2.7 million, compared to $1.3 million in the year-ago period. Year-to-date Adjusted EBITDA increased approximately 10x over year-to-date 2019 results.
•	Online networks, which include Crackle and Popcornflix, generated $5.4 million in net revenue compared to $10.0 million in the year-ago period. The year-over-year decline reflects the absence of approximately $4.0 million in advertising revenue in the 2020 period due to the closing of Playstation Vue, the elimination of $1.2 million of intercompany revenue share payments to our Distribution & Production business, and the weaker 2020 advertising market environment.
•	Distribution & Production generated $8.5 million in revenue, compared to $2.2 million in the year-ago period due to strength in the performance of Screen Media’s content on Crackle Plus and TVOD revenue.

Recent Business Highlights

•	Original & Exclusive content represented 17.5% of total viewing on Crackle Plus in the quarter up from 15% last quarter and 0% a year ago, reflecting the company’s strategic focus on original programming.
•	Continued to expand pipeline of Original & Exclusive content. Crackle Plus is fully programmed into early 2021 despite industry production delays and has announced agreements including 200 hours of new original and exclusive programming.
•	Acquired an in-process next-generation technology platform to support delivery and growth of AVOD networks from Sony for $4.6 million; acquisition will enable Chicken Soup for the Soul Entertainment to accelerate completion of platform, which will improve service and drive ongoing operating cost efficiencies beginning immediately.
•	Increased liquidity through bond issuance that raised an aggregate principal amount of more than $22.1 million after underwriters exercised their over-allotment option.

“Despite a challenging Q2 advertising market, we were able to exceed top line expectations and increase our EBITDA by 10-fold for the six months ended June 30, 2020 on a year-over-year basis. Our results are validating our differentiated business model focused on Original & Exclusive content for our AVOD networks, and acquiring and producing that content cost-effectively through our combined Distribution and Production operations,” said William J. Rouhana Jr., chairman and chief executive officer of Chicken Soup for the Soul Entertainment. “Since establishing the Crackle Plus joint venture a little over a year ago, the execution of our strategic plan is going well, and we believe we now have a solid foundation on which to implement the next stages of our growth strategy, which include accelerating the rollout of our next generation technology platform, growing viewership through increased distribution relationships, and building audience and advertising revenue. While the pandemic adversely impacted us in the quarter and continues to create uncertainties, we have adapted and now have momentum and significant tailwinds to our performance potential in the second half of 2020.”

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

Gross profit for the quarter ended June 30, 2020 was $0.6 million, or 4% of net revenue, compared to $3.6 million, or 30% of net revenue for the year-ago period. The change in the percentage of gross profit resulted in part from $6.4 million of non-cash amortization of the film library in the company’s traditional distribution business, which is required by GAAP to be included in cost of revenue. Without this non-cash film library amortization expense, the gross profit would have been $7.0 million or 51% of total net revenue.

Operating loss for the quarter ended June 30, 2020 was $13.1 million, compared to an operating loss of $3.0 million for the year-ago period. Without this film library amortization expense, the operating loss would have been $6.7 million.

Net loss was $10.0 million, or $0.83 per share, compared to a net loss of $5.9 million, or $0.49 per share in the prior-year second quarter. Excluding preferred dividends, the net loss in the second quarter of 2020 would have been $9.0 million, or $0.75 per share, compared to net loss of $5.1 million, or $0.43 per share last year.

Adjusted EBITDA for the quarter ended June 30, 2020 was $2.7 million, compared to $1.3 million in the same period last year.

As of June 30, 2020, the company had $4.7 million of cash and cash equivalents compared to $6.4 million at December 31, 2019, and outstanding debt of $18.6 million as of June 30, 2020 compared to $20.2 million as of December 31, 2019. The company completed debt and equity financings after the end of the second quarter that increased liquidity.

For a discussion of the financial measures presented herein which are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), see “Note Regarding Use of Non-GAAP Financial Measures” below and the schedules to this press release for additional information and reconciliations of non-GAAP financial measures.

The company presents non-GAAP measures such as Adjusted EBITDA and Pro Forma Adjusted EBITDA to assist in an analysis of its business. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the company's operating performance.

Conference Call Information

•	Date, Time: Thursday, August 13, 2020, 4:30 p.m. ET.
•	Toll-free: (833) 832-5128
•	International: (484) 747-6583
•	Conference ID: 6999674
•	A live webcast and replay will be available at http://ir.cssentertainment.com/ under the “News & Events” tab

Conference Call Replay Information

•	Toll-free: (855) 859-2056
•	International: (404) 537-3406
•	Conference ID: 6999674

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) operates streaming video-on-demand networks (VOD). The company owns a majority stake in Crackle Plus, a company formed with Sony Pictures Television, which owns and operates a variety of ad-supported and subscription-based VOD networks including Crackle, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The company also acquires and distributes video content through its Screen Media subsidiary and produces original long and short-form content through Landmark Studio Group, its Chicken Soup for the Soul Originals division and APlus.com. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

Note Regarding Use of Non-GAAP Financial Measures

The company’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). It uses a non-GAAP financial measure to evaluate its results of operations and as a supplemental indicator of operating performance. The non-GAAP financial measure that is used is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Management believes this non-GAAP financial measure enhances the understanding of the company’s historical and current financial results and enables the board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. The presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, the company’s actual operating results included in its condensed consolidated financial statements.

“Adjusted EBITDA” means earnings before interest, taxes, depreciation, amortization and non-cash share-based compensation expense, and also includes the gain on bargain purchase of subsidiary and adjustments for other identified charges such as costs incurred to form the company and to prepare for the offering of its Class A common stock to the public, prior to its IPO. Identified charges also include the cost of maintaining a board of directors prior to being a publicly traded company. As the IPO has been completed, director fees will be deducted from Adjusted EBITDA going forward. Adjusted EBITDA is not an earnings measure recognized by GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. Management believes Adjusted EBITDA to be a meaningful indicator of the company’s performance that provides useful information to investors regarding its financial condition and results of operations. The most comparable GAAP measure is operating income.

A reconciliation of net loss to Adjusted EBITDA is provided in the company’s Annual Report on Form 10-Q for the three and six month periods ended June 30, 2020 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Reconciliation of Unaudited Historical Results to Adjusted EBITDA.”

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks (including those set forth in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 2020) and uncertainties which could cause actual results to differ from the forward-looking statements. The company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Investors should realize that if our underlying assumptions for the projections contained herein prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections.

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

###

INVESTOR RELATIONS	MEDIA CONTACT
Taylor Krafchik	Kate Barrette
Ellipsis	RooneyPartners LLC
CSSE@ellipsisir.com	kbarrette@rooneyco.com
646-776-0886	(212) 223-0561

Tables Follow

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Cash and cash equivalents	$4,655,317	$6,447,402
Accounts receivable, net	22,573,432	34,661,119
Prepaid expenses and other current assets	1,485,557	1,173,223
Goodwill	21,448,106	21,448,106
Indefinite lived intangible assets	12,163,943	12,163,943
Intangible assets, net	25,093,057	35,451,951
Film library, net	41,105,470	33,250,149
Due from affiliated companies	4,996,754	7,642,432
Programming costs and rights, net	16,418,308	15,113,574
Other assets, net	5,303,550	313,585
Total assets	$155,243,494	$167,665,484

LIABILITIES AND EQUITY
Current maturities of commercial loan	$3,200,000	$3,200,000
Commercial loan, net of unamortized deferred finance cost of $169,219 and $189,525 respectively	10,230,781	11,810,475
Notes payable under revolving credit facility	5,000,000	5,000,000
Accounts payable and accrued expenses	30,041,385	26,646,390
Ad representation fees payable	8,511,033	12,429,838
Film library acquisition obligations	8,335,600	5,020,600
Programming obligations	6,416,012	7,300,861
Accrued participation costs	12,064,073	5,066,512
Other liabilities	1,484,050	170,106
Total liabilities	85,282,934	76,644,782
Commitments and contingencies

Equity
Stockholders' Equity:
Series A cumulative redeemable perpetual preferred stock, $.0001 par value, liquidation preference of $25.00 per share, 10,000,000 shares authorized; 1,599,002 shares issued and outstanding, redemption value of $39,975,050	160	160
Class A common stock, $.0001 par value, 70,000,000 shares authorized; 4,267,725 and 4,259,920 shares issued, 4,193,490 and 4,185,685 shares outstanding, respectively	426	425
Class B common stock, $.0001 par value, 20,000,000 shares authorized; 7,813,938 shares issued and outstanding	782	782
Additional paid-in capital	88,084,137	87,610,030
Deficit	(54,133,136)	(32,695,629)
Class A common stock held in treasury, at cost (74,235 shares)	(632,729)	(632,729)
Total stockholders’ equity	33,319,640	54,283,039
Subsidiary convertible preferred stock	36,350,000	36,350,000
Noncontrolling interests	290,920	387,663
Total equity	69,960,560	91,020,702
Total liabilities and equity	$155,243,494	$167,665,484

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Online networks	$5,360,693	$10,009,078	$14,386,403	$10,744,342
Distribution and Production	8,537,956	2,202,451	13,630,745	3,992,685
Total revenue	13,898,649	12,211,529	28,017,148	14,737,027
Less: returns and allowances	(378,109)	(241,047)	(1,252,535)	(573,391)
Net revenue	13,520,540	11,970,482	26,764,613	14,163,636
Cost of revenue	12,933,545	8,321,994	22,843,935	9,954,095
Gross profit	586,995	3,648,488	3,920,678	4,209,541
Operating expenses:
Selling, general and administrative	7,052,776	4,700,424	13,892,673	7,522,481
Amortization and depreciation	5,241,415	729,991	10,446,143	935,614
Management and license fees	1,352,054	1,195,520	2,676,461	1,414,790
Total operating expenses	13,646,245	6,625,935	27,015,277	9,872,885
Operating loss	(13,059,250)	(2,977,447)	(23,094,599)	(5,663,344)
Interest expense	333,903	146,359	663,028	287,482
Acquisition-related costs	—	2,258,801	98,926	2,656,736
Other non-operating income, net	(4,331,409)	(12,024)	(4,337,847)	(25,549)
Loss before income taxes and preferred dividends	(9,061,744)	(5,370,583)	(19,518,706)	(8,582,013)
Provision for (benefit from) income taxes	18,000	(253,000)	67,000	(691,000)

Net loss before noncontrolling interests and preferred dividends	(9,079,744)	(5,117,583)	(19,585,706)	(7,891,013)
Net (loss) income attributable to noncontrolling interests	(43,889)	513	(96,743)	513
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(9,035,855)	(5,118,096)	(19,488,963)	(7,891,526)
Less: preferred dividends	974,272	797,981	1,948,544	1,401,288
Net loss available to common stockholders	$(10,010,127)	$(5,916,077)	$(21,437,507)	$(9,292,814)
Net loss per common share:
Basic and diluted	$(0.83)	$(0.49)	$(1.79)	$(0.78)

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul

Chicken Soup for the Soul Entertainment, Inc.

Adjusted EBITDA

	Three Months Ended June 30,
	2020	2019
Net loss available to common stockholders	$(10,010,127)	$(5,916,077)
Preferred dividends	974,272	797,981
Provision for income taxes	18,000	(253,000)
Other taxes	51,240	50,465
Interest expense	333,903	146,359
Film library and program rights amortization	6,407,283	1,563,268
Share-based compensation expense	229,273	275,097
Acquisition-related costs	—	2,258,801
Reserve for bad debt and video returns	812,741	218,111
Amortization and depreciation	5,496,972	729,991
Other non-operating income, net	(4,331,409)	(12,024)
Transitional expenses	2,239,876	1,241,353
All other nonrecurring costs	469,392	162,901
Adjusted EBITDA	$2,691,416	$1,263,226

	Six Months Ended June 30,
	2020	2019
Net loss available to common stockholders	$(21,437,507)	$(9,292,814)
Preferred dividends	1,948,544	1,401,288
Provision for income taxes	67,000	(691,000)
Other Taxes	104,651	331,675
Interest expense	663,028	287,482
Film library and program rights amortization	8,902,115	2,434,394
Share-based compensation expense	474,108	490,944
Acquisition-related costs	98,926	2,656,736
Reserve for bad debt & video returns	2,534,336	518,514
Amortization and depreciation	10,701,700	935,614
Other non-operating income, net	(4,337,847)	(25,549)
Transitional expenses	4,353,345	1,241,353
All other nonrecurring costs	656,340	187,056
Adjusted EBITDA	$4,728,739	$475,693

www.cssentertainment.com	@CSSEntertain	www.facebook.com/chickensoupforthesoul